UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Exicure, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Exicure, Inc.

103 Foulk Road, Suite 202

Wilmington, DE 19803

NOTICE OF 2026 ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 2, 2026

To the stockholders of Exicure, Inc.:

NOTICE IS HEREBY GIVEN that the 2026 Annual and Special Meeting of Stockholders (the “Meeting”) of Exicure, Inc., a Delaware corporation (the “Company”), will be held virtually and exclusively online via a live audio-only webcast on December 2, 2026, at 5:00 p.m., Central Time. The Meeting is being held for the following purposes:

1. To elect the two (2) nominees for Class III directors named in the accompanying proxy statement (the “Proxy Statement”) to hold office until the 2029 Annual Meeting of Stockholders or until their successors are duly elected (“Proposal 1”);

2. To ratify the selection by the Audit Committee of the Board of Directors of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal 2”);

3. To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock, and/or securities exercisable for shares of the Company’s common stock, pursuant to one or more future private financing transactions (“Proposal 3”);

4. To adopt a 2026 omnibus equity incentive plan (“Proposal 4”);

5. To approve an amendment to the Charter to increase the number of our authorized shares of common stock from 200,000,000 shares to 400,000,000 and to make a corresponding change to the number of authorized shares of capital stock (“Proposal 5”); and

6. To conduct any other business properly brought before the Meeting or any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

You will be able to attend the Meeting online, submit your questions during the Meeting and vote your shares electronically during the meeting by registering in advance at www.proxydocs.com/XCUR by 5:00 p.m., Central Time, on November 30, 2026. After registering, you will receive a unique link by email that will allow you to access the Meeting. There is no single public link to attend the Meeting. Because the Meeting is being conducted electronically, you will not be able to attend the Meeting in person.

The record date for the Meeting is November 3, 2026. Only stockholders of record at the close of business on that date may vote at the Meeting or any adjournments or postponements thereof. To register for and vote at the Meeting, stockholders will need the unique 12-digit control number (printed in the box marked by the arrow) on their proxy card. A list of stockholders entitled to vote at the Meeting will be available for examination by stockholders for any purpose germane to the Meeting during the 10 days preceding the Meeting at our principal executive offices during ordinary business hours.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 2, 2026:

This Notice, the Proxy Statement and our 2025 Annual Report to Stockholders are available at www.proxydocs.com/XCUR.

Your vote is very important. Whether or not you attend the Meeting virtually, it is important that your shares be represented. You may vote your proxy by telephone or through the Internet, or by completing and returning the proxy card mailed to you. Voting instructions are provided in the accompanying Proxy Statement. If you participate virtually in the Meeting, you may vote at that time, even if you previously submitted your vote. Even if you plan to participate in the Meeting, we urge you to vote as soon as possible over the Internet, by telephone or by mail as described in the Proxy Statement.

By Order of the Board of Directors,

Jung Soo Kim
Chief Executive Officer and President

Wilmington, DE

November [●], 2026

PROXY STATEMENT

FOR THE 2026 ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 2, 2026

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING PROCEDURES

Why am I receiving these materials?

We are providing you with these proxy materials because the Board of Directors (the “Board of Directors” or the “Board”) of Exicure, Inc. (“Exicure,” the “Company,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2026 Annual and Special Meeting of Stockholders (the “Meeting”), including at any adjournments or postponements thereof. The Meeting will be held on December 2, 2026, at 5:00 p.m., Central Time virtually and exclusively online via live audio-only webcast at www.proxydocs.com/XCUR. Stockholders must register in advance at www.proxydocs.com/XCUR to attend, as described under “How do I attend the Meeting?” below. These proxy materials are first being distributed or otherwise sent to stockholders on or about November 12, 2026.

Why are you holding a virtual Meeting?

The Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Meeting so they can ask questions to our Board or management. Just as we did during our in-person meetings in the past, during the live Q&A session of the Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Meeting, as time permits.

How do I attend the Meeting?

The Meeting is being held in a virtual-only format this year; you cannot attend the Meeting physically. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. The Meeting will be held on December 2, 2026, at 5:00 p.m., Central Time in a virtual meeting format only, live via the Internet at www.proxydocs.com/XCUR. To attend, you must register in advance at www.proxydocs.com/XCUR by 5:00 p.m., Central Time, on November 30, 2026. Upon completing your registration, you will receive further instructions by email, including a unique link that will allow you to access the Meeting, submit questions and vote. Each link is unique to the registering stockholder, and there is no single public link to attend the Meeting. We encourage you to access the meeting prior to the start time. Online check-in will begin at 4:30 p.m. Central Time on the date of the Meeting, and you should allow ample time for the check-in procedures.

In order to register for the Meeting, you will need the unique 12-digit control number, which is included on your proxy card if you are a stockholder of record of the shares, or included with your voting instruction form and voting instructions received from your broker, bank, trustee, or nominee if you are the beneficial owner of the shares held in “street name”. If you are a beneficial owner of shares held in “street name” and wish to vote your shares during the Meeting, you must also obtain a legal proxy from your broker, bank, trustee or nominee and provide it in accordance with the instructions at www.proxydocs.com/XCUR.

What if I have technical difficulties during the check-in time or during the Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the live audio webcast for the Meeting. Please be sure to check in at 4:30 p.m. Central Time on December 2, 2026, the day of the Meeting, so we may address any technical difficulties before the live audio webcast for the Meeting begins.

Technical support contact information will be included in the email you receive after registering at www.proxydocs.com/XCUR.

What if I cannot virtually attend the Meeting?

You may vote your shares electronically before the meeting by Internet, by proxy or by telephone as described below. You do not need to access the Meeting audio-only webcast to vote if you submitted your vote via proxy, by Internet or by telephone in advance of the Meeting.

What am I being asked to vote on?

The following proposals are scheduled for a vote:

1. To elect the two (2) nominees for Class III directors to hold office until the 2029 Annual Meeting of Stockholders or until their successors are duly elected and qualified (the “Proposal 1” or the “Director Election Proposal”);

2. To ratify the selection by the Audit Committee of the Board of Directors of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Proposal 2” or the “Auditor Ratification Proposal”);

3. To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to a proposed financing (“Proposal 3” or the “Share Issuance Proposal”);

4. To adopt a 2026 omnibus equity incentive plan (the “Proposal 4” or the “Plan Proposal”);

5. To approve an amendment to the Charter to increase the number of our authorized shares of common stock from 200,000,000 to 400,000,000 and to make a corresponding change to the number of authorized shares of capital stock (the “Proposal 5” or the “Share Increase Proposal”); and

6. To conduct any other business properly brought before the Meeting or any adjournments or postponements thereof.

What is our voting recommendation?

Our Board of Directors recommends that you vote your shares:

•	“FOR” the election of each of the named Class III nominees on Proposal 1;

•	“FOR” the Auditor Ratification Proposal;

•	“FOR” the Share Issuance Proposal;

•	“FOR” the Plan Proposal; and

•	“FOR” the Share Increase Proposal.

Will other matters be voted on at the Meeting?

Our Board of Directors knows of no matters to be presented for consideration at the Meeting. If any other matter is properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Who can vote at the Meeting?

Only stockholders of record at the close of business on November 3, 2026 will be entitled to vote at the Meeting. On this record date, there were 6,545,995 shares of common stock outstanding that will be entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on November 3, 2026, your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (FKA American Stock Transfer & Trust Company, LLC), then you are a stockholder of record. As a stockholder of record, you may vote electronically over the Internet during the Meeting or vote by proxy. Even if you plan to attend the virtual Meeting, we urge you to submit your proxy in advance on the Internet, by phone or by mail, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on November 3, 2026, your shares are held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and the proxy materials and a voting instruction form are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. Your brokerage firm, bank or other agent will not be able to vote on the Director Election Proposal, the Share Issuance Proposal, the Plan Proposal, or the Share Increase Proposal unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.

You are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote your shares electronically over the Internet at the Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

How do I vote?

On the Director Election Proposal, you may either vote “FOR” all the nominees, or you may “WITHHOLD” your vote for all the nominees or for any nominee you specify. On the Auditor Ratification Proposal, the Share Issuance Proposal, the Plan Proposal, and the Share Increase Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”.

The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of November 3, 2026, you may vote by Internet during the Meeting. You may also vote by proxy over the Internet or by phone by following the instructions provided below and on your proxy card or you may vote your proxy card by mail. Whether or not you plan to attend the Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Meeting virtually and vote electronically at the Meeting if you have already voted by proxy. You may vote as follows:

•

To vote through the Internet during the Meeting, you must register in advance at www.proxydocs.com/XCUR by 5:00 p.m., Central Time, on November 30, 2026 using the 12-digit control number included on your proxy card. You may then access the Meeting and vote through the unique link provided to you by email upon registration.

•

To vote by proxy through the Internet before the Meeting, please visit www.proxypush.com/XCUR and follow the instructions provided on the proxy card. You will be asked to provide the 12-digit control number from your proxy card and follow the instructions. Your vote must be received by 5:00 p.m., Central Time, on December 2, 2026 to be counted.

•

To vote by proxy over the telephone, dial toll-free 1-866-311-6774 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the 12-digit control number from your proxy card. Your telephone vote must be received by 5:00 p.m., Central Time, on December 2, 2026 to be counted.

•

To vote by proxy by mail, complete, sign and date the proxy card enclosed with these proxy materials (or request a paper copy of these proxy materials if you did not receive one) and return it promptly in the envelope provided so that it is received before the polls close at the Meeting. If you return your signed proxy card to us before the Meeting, we will vote your shares as you direct.

If you hold your shares in “street name,” please follow the voting instructions and deadlines provided by your broker, bank or other agent, which may be earlier than the deadlines set out above.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received these proxy materials and a voting instructions form from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote electronically at the Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent, or contact your broker, bank or other agent.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on November 3, 2026.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by telephone, through the Internet, by completing and returning a proxy card by mail or voting electronically at the Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of both nominees for Class III director named in this Proxy Statement on the Director Election Proposal, “FOR” the Auditor Ratification Proposal, “FOR” for the Share Issuance Proposal, “FOR” the Plan Proposal, and “FOR” the Share Increase Proposal. If any other matter is properly presented at the Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to return a voting instruction form from the organization that holds your shares by following the instructions included on that form regarding how to instruct the organization to vote your shares.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is a “routine” matter. Under the rules of the New York Stock Exchange (“NYSE”), which are also applicable to companies listed on the Nasdaq Capital Markets (“Nasdaq”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under NYSE rules but not with respect to “non-routine” matters. A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under NYSE rules. Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the Meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal. We believe the Director Election Proposal, the Share Issuance Proposal, the Plan Proposal, and the Share Increase Proposal will be considered to be “non-routine” under NYSE rules. Any broker non-votes will have no effect on the outcome of the Director Election Proposal, the Share Issuance Proposal or the Plan Proposal. Because approval of the Share Increase Proposal requires the affirmative vote of a majority of the outstanding shares, any broker non-votes will have the same effect as votes “AGAINST” the Share Increase Proposal. We believe the Auditor Ratification Proposal is considered to be “routine” under NYSE rules such that your broker, bank or other agent may vote your shares on such proposal in the absence of your voting instructions.

Therefore, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer or at all, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

For the Director Election Proposal, directors will be elected by a plurality of the votes validly cast for the applicable class at the Meeting. The two Class III director nominees receiving the most “FOR” votes will be elected as directors. A vote of a “plurality” of shares means that a director nominee would only need to receive more “yes” votes than a competing candidate to be elected to the Board. Since each of the two Class III director nominees is running uncontested, each Class III director nominee effectively needs only one vote to be elected if a quorum is present at the Meeting. Withheld votes and broker non-votes will have no effect on the outcome of this proposal.

The Auditor Ratification Proposal, the Share Issuance Proposal , the Plan Proposal, and the Share Increase Proposal will be considered approved if “FOR” votes exceed “AGAINST” votes validly cast at the Meeting. Abstentions and broker non-votes (if any) will have no effect on the outcome of these proposals. The Share Increase Proposal requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Meeting. Abstentions and broker non-votes, if any, will have the same effect as votes “AGAINST” the Share Increase Proposal.

Can I revoke my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy by mail, telephone or Internet with a later date (which automatically revokes the earlier proxy).

•	You may send a timely written notice that you are revoking your earlier-dated proxy to our Corporate Secretary c/o Exicure, Inc., 103 Foulk Road, Suite 202, Wilmington, DE 19803.

•

You may attend the Meeting virtually and vote electronically. Simply attending the Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Meeting virtually, we recommend that you also submit your proxy by mail, by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Meeting.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

What is the quorum requirement?

A quorum of stockholders is necessary to take any action at the meeting, other than to adjourn the meeting. The presence, in person, by remote communication or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote will constitute a quorum. On November 3, 2026, there were 6,545,995 shares of common stock outstanding and entitled to vote. Thus, the holders of at least 3,272,998 shares must be present in person or represented by proxy at the Meeting to have a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or other agent) or if you virtually attend the Meeting and vote by Internet during the Meeting through the unique link provided to you upon registration. Abstentions, votes withheld, and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairperson of the Meeting or the holders of a majority of shares present at the meeting in person, by remote communication or represented by proxy may adjourn the meeting to another date.

Who will serve as inspector of elections?

A representative of BetaNXT, as appointed by our Board of Directors, will serve as the inspector of elections.

Who is paying for this proxy solicitation?

We will pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily through the distribution of these proxy materials. In addition, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors, officers and regular employees will receive no additional compensation for their services other than their regular compensation.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. Please vote by proxy according to each set of proxy materials to ensure that all of your shares are voted.

Can I elect to receive electronic delivery of the Company’s proxy materials?

In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder who chooses to receive future proxy materials by email will receive an email prior to next year’s annual meeting with instructions containing a link to those materials and a link to the proxy voting website. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.

How can I find out the results of the voting at the Meeting?

Preliminary voting results will be announced at the Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days following the Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1 OR DIRECTOR ELECTION PROPOSAL

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Any vacancies on our Board of Directors resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected to fill a vacancy shall hold office for the remainder of the unexpired term in which the vacancy occurred or newly created directorship was created and until such director’s successor shall have been elected and qualified.

Our Board of Directors presently has six directors. There are two Class I directors whose terms expire in 2027: Jung Soo Kim and Dongho Lee. There are two Class II directors whose terms expire in 2028: Gyeung Seog Cheon and Yoontae Han. There are two Class III directors whose term expires in 2026: Go Jin Young and Han Eui Seok. Each of the Class III directors has been nominated for reelection at the Meeting by the Board of Directors to serve a term expiring in 2029 if elected (until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal).

It is our policy to encourage directors and nominees for director to attend the Meeting.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, if a quorum is present, the two Class III nominees receiving the highest number of affirmative votes will be elected as Class III directors. A vote of a “plurality” of shares means that a director nominee would only need to receive more “yes” votes than a competing candidate to be elected to the Board. Since each of the two Class III director nominees is running uncontested, each Class III director nominee effectively needs only one vote to be elected if a quorum is present at the Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. Proxies cannot be voted for a greater number of persons than the two nominees named in this Proxy Statement. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would otherwise be voted for such nominee will be voted for the election of a substitute nominee proposed by the Board of Directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Director Nominees and Continuing Directors

The following is a brief biography of each nominee for director and each director whose term of office will continue after the Meeting, and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Board of Directors to recommend that person as a nominee for director, as of the date of this Proxy Statement.

Nominees for Election as a Class III Director

Name	Position	Age
Go Jin Young	Director	50
Han Eui Seok	Director	52

Go Jin Young has served as a member of our Board of Directors since June 30, 2026. Mr. Young brings a diverse background in corporate leadership, academia, and public committees. Mr. Young currently serves as the Chief Executive Officer of Ghana Enterprise and as an Adjunct Professor at Honam University. Previously, he served as the Vice Chairman of the Human Rights Committee and as the Vice Chairman of the Culture and Arts Committee for the Democratic Party of Korea. Mr. Young completed his doctoral coursework at Honam University.

Our Board believes that Mr. Young’s experience in corporate leadership, business management, academia, and public service, together with his experience working with organizations across a range of industries and advising on policy and governance matters, provides him with valuable strategic, operational and leadership perspectives that qualify him to serve on our Board of Directors.

Han Eui Seok has served as a member of our Board of Directors and as the Chair of the Compensation Committee since June 30, 2026. Mr. Seok has extensive experience in brand strategy, corporate identity design, and business development. Since 2018, Mr. Seok has served as the Chief Executive Officer of Sui Generis Co., Ltd., a firm specializing in design, branding, and publishing. From 2022 to 2024, he served as the Chief Executive Officer of Archangel Investment Co., Ltd., providing management consulting services. Prior to that, from 2001 to 2017, Mr. Seok held various leadership and design roles, including Designer at Opti Design Co., Ltd., Marketing Team Leader at IT Line Co., Ltd., Head of Business Planning at VH& Co., Ltd., and Head of Business Planning at Medilounge Co., Ltd. Mr. Seok holds a Bachelor’s degree in Visual Design from Kyungwon University and completed the 5th Corporate Image Program at Yonsei University. He is currently pursuing a Master’s degree in Smart City Convergence Technology within the Department of Convergence Industry at Seoul Venture Graduate University.

Our Board believes that Mr. Seok’s experience in brand strategy, corporate identity development, business planning, management consulting, and executive leadership, together with his experience advising and managing businesses across a variety of industries qualify him to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED CLASS III NOMINEE.

Class I Directors Continuing in Office until the 2027 Annual Meeting of Stockholders

Name	Position	Age
Jung Soo Kim	Director	53
Dongho Lee	Director	63

Jung Soo Kim has served as a member of our Board of Directors since February 9, 2026 and the Chief Executive Officer and President of our company since February 11, 2026. Mr. Kim has over 20 years of experience in corporate strategy, capital markets transactions, and corporate restructuring, based on which the Board believes Mr. Kim is qualified to serve on the Board. Mr. Kim began serving in June 2025 as Chief Executive Officer and a director of AGEDB Technology Ltd., a TSXV-listed company specializing in the development of advanced graph database management system software and AI-powered data solutions (“AGEDB Technology”). Mr. Kim currently serves as Chief Executive Officer of Sandcraft Inc., a technology company focusing on the research and development of specialized sensors, since January 2022. Prior to his positions at Sandcraft, Inc. and AGEDB Technology, Mr. Kim served as a director and Chief Strategy Officer of OTO Corporation Co., Ltd. from July 2019 to October 2021, where he advised on mergers and acquisitions, public and private financings and corporate reorganizations involving publicly listed companies. Earlier in his career, Mr. Kim held executive roles at Kosdaq-listed companies including Chief Financial Officer and Director of Investor Relations. Mr. Kim received a Master of Arts degree in Management Information Systems and Business Administration from Hanyang University.

Our Board believes that Mr. Kim’s experience in corporate strategy, capital markets transactions, corporate finance, investor relations, and corporate restructuring, together with his service in executive leadership and director roles at public and private technology companies qualifies him to serve on our Board of Directors.

Dongho Lee has served as a member of our Board of Directors since August 2023 and as a member of the Compensation Committee since June 30, 2026. Mr. Lee began his professional career in finance as a FINRA-licensed financial advisor in asset management in New York from 1989 and in Korea from 1995. Since 2000,

Mr. Lee has served in various corporate executive and management positions, from Chief Executive Officer and Chief Financial Officer to advisor to the board of directors, at various companies in both Korea and the United States. From 2007 to 2011, he was the Chief Strategy Officer & Senior Vice President of Finance at Englewood Lab Inc., a cosmetics R&D and manufacturing company in Englewood, NJ. From 2012 to 2018, he was the Chief Operating Officer of Tchopstix, Inc., a restaurant group in Indianapolis, IN. Mr. Lee graduated from Korea University with a Bachelor’s degree in Business Administration with emphasis in Finance.

Our Board believes that Mr. Lee’s experience in finance and working with companies in a range of industries qualifies him to serve on our Board of Directors.

Class II Directors Continuing in Office until the 2028 Annual Meeting of Stockholders

Name	Position	Age
Gyeung Seog Cheon	Director	61
Yoontae Han	Director	31

Gyeung Seog Cheon has served as a member of our Board of Directors and an audit committee member since February 9, 2026. Mr. Seog has served as an independent business advisor of the Company since 2026.

From 2020 to 2025, Mr. Seog served with the Criminal Investigation Division of the Gwangju Seobu Police Station, where he held the rank of Inspector (Senior Police Officer). During his tenure, he was responsible for overseeing criminal investigations and supervising investigative personnel. Mr. Seog holds a bachelor’s degree in Social Physical Education from Chunnam Techno University and a bachelor’s degree in Public Administration from Korea National Open University, which he received in 2007.

Our Board of Directors believes that Mr. Seog is qualified to serve on our Board of Directors because of his investigative and leadership experience in public service.

Yoontae Han has served as a member of our Board of Directors since April 2026 and currently serves as Chair of our Audit Committee. Since December 2025, Mr. Han has served at Soninvestment Inc., an investment firm in South Korea, where he focuses on investment review and financial analysis. Mr. Han received a Bachelor’s degree in Information and Communication Engineering from Korea University of Technology and Education (KOREATECH) in February 2024.

Our Board of Directors believes that Mr. Han is qualified to serve on our Board of Directors due to his background in investment, financial analysis, and technology.

PROPOSAL 2 OR AUDITOR RATIFICATION PROPOSAL

The Audit Committee of our Board of Directors has selected CBIZ CPAs P.C. (“CBIZ”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Meeting. The Company engaged Marcum LLP (“Marcum”) in June of 2023. CBIZ subsequently acquired Marcum’s attest business and succeeded Marcum as the Company’s independent auditor. CBIZ audited our financial statements for the fiscal years ended December 31, 2025 and 2024.

Representatives of CBIZ are expected to participate virtually in the Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of CBIZ as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of CBIZ to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain CBIZ. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and the best interests of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF CBIZ CPAs P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate fees billed to us by CBIZ for the years ended December 31, 2025 and 2024.

	Year Ended December 31,
	2025	2024
Audit Fees(1)	$521,076	$236,520
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$521,076	$236,520

(1)

Audit fees for the fiscal years ended December 31, 2025 and 2024 consist of fees for professional services rendered in connection with the audit of our annual financial statements and review of our quarterly financial statements.

All fees described above were pre-approved by the Audit Committee of the Board of Directors.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services provided by our independent registered public accounting firm. The policy generally requires pre-approval for specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee will review both audit and non-audit services performed by the independent registered public accounting firm and the fees charged for such services on at least an annual basis. Among other things, the Audit Committee will review non-audit services proposed to be provided by the independent registered public accounting firm and pre-approve such services only if they are compatible with maintaining the independent registered public accounting firm’s status as an independent registered public accounting firm. All services provided by CBIZ in 2025 and 2024 were pre-approved by our Audit Committee after review of each of the services proposed for approval.

PROPOSAL 3 OR SHARE ISSUANCE PROPOSAL

Approval of the Issuance of More Than 20% of the Company’s Outstanding Common Stock Pursuant to a Proposed Financing

Our Board of Directors has approved, subject to stockholder approval, a proposed financing transaction pursuant to which the Company may issue shares of its common stock and warrants to purchase additional shares of common stock in one or more private placement transactions during the three-month period following stockholder approval of this proposal (the “Financing”).

We are seeking stockholder approval of this proposal for purposes of complying with Nasdaq Listing Rule 5635(d), which generally requires stockholder approval prior to the issuance of common stock (or securities convertible into or exercisable for common stock) in a transaction other than a public offering if the issuance could equal or exceed 20% of the Company’s outstanding common stock or voting power before the issuance at a price that is less than the Nasdaq Minimum Price.

Background and Purpose of the Financing

Our Board of Directors believes that maintaining access to capital is critical to supporting the Company’s business strategy, working capital requirements, corporate initiatives, and ongoing operations. The proposed financing would provide the Company with flexibility to raise capital efficiently during the authorization period without the delay and uncertainty associated with obtaining separate stockholder approval for each potential financing transaction.

The Company intends to use the net proceeds from any financing consummated pursuant to this authorization for working capital, operating expenses, repayment or settlement of obligations, strategic investments and other general corporate purposes as determined by management and our Board of Directors.

Principal Terms of the Proposed Financing

If approved, Proposal 3 would authorize the Company, during the three-month period following stockholder approval at the Meeting, to issue shares of common stock or securities convertible into or exercisable for common stock in one or more private financing transactions, on substantially the following terms:

•	Maximum aggregate gross proceeds: up to $10,000,000.

•	Each unit will consist of:

•	one share of the Company’s common stock; and

•	three transferable warrants, each exercisable to purchase one share of the Company’s common stock.

•	The purchase price per unit will be equal to the lesser of:

•

$1.30 per unit (subject to customary proportional adjustment in connection with any stock split, stock dividend, recapitalization, reorganization or similar event occurring before execution of the applicable definitive financing agreement); and

•	75% of the Nasdaq Minimum Price (as defined under Nasdaq rules) immediately prior to execution of the applicable definitive financing agreement.

•	The Company may complete one or more tranches of the proposed financing during the three-month period following stockholder approval of this proposal.

•	Each warrant will have an exercise price equal to no less than 110% of the applicable unit purchase price.

•	Each warrant will remain exercisable for five years from the date of issuance.

•

The warrants will not contain any price-based anti-dilution, repricing, or price-reset provisions, except for customary proportional adjustments in connection with stock splits, reverse stock splits, stock dividends, recapitalizations, reorganizations, and similar events.

The foregoing terms are subject to negotiation and definitive documentation. The Company may modify terms that are not material to stockholders as necessary to complete a financing transaction consistent with the authority sought in this proposal.

Because the financing may be completed at a purchase price equal to the lesser of $1.30 and 75% of the Nasdaq Minimum Price, stockholders should assume that substantial dilution could occur depending on market conditions and the amount of capital ultimately raised.

Why Stockholder Approval Is Required

The Company’s common stock is listed on the Nasdaq, and, accordingly, the Company is subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635(d) generally requires stockholder approval before a listed company may issue securities in certain private placement transactions when the number of shares issued, together with shares issuable upon exercise of warrants or other convertible securities, equals or exceeds 20% of the company’s outstanding common stock or voting power prior to the transaction.

Because the proposed financing may result in the issuance of shares and warrants exercisable for shares in excess of these thresholds, the Company is seeking stockholder approval to satisfy Nasdaq requirements and preserve flexibility to complete the financing.

Potential Dilutive Effect

The issuance of shares of common stock and warrants pursuant to the proposed financing would dilute the ownership interests and voting power of existing stockholders. In addition, any future exercise of warrants issued in the financing would result in additional dilution.

The actual number of shares issuable in connection with the Financing and the purchase price cannot be determined at this time because the amount of capital raised, timing, applicable Nasdaq Minimum Price and identities of investors are not currently known. Because each unit includes one share of common stock and three warrants, the aggregate number of shares issued or potentially issuable upon full exercise of the warrants could equal four times the number of units sold. The Company will not issue securities pursuant to the authority requested in this proposal on terms materially different from those disclosed without seeking further stockholder approval to the extent required by Nasdaq rules.

The Company’s existing stockholders will not have preemptive rights or similar rights to participate in the proposed financing.

Effects if the Proposal Is Not Approved

If this proposal is not approved, the Company’s ability to raise capital through the contemplated financing could be significantly restricted. The Company may be required to seek alternative financing arrangements, which may not be available on acceptable terms, or at all, or may be required to incur additional costs and delays to obtain stockholder approval at a future meeting. As a result, the Company could experience limitations on its operational flexibility, growth opportunities, and ability to execute its business objectives.

Interests of Certain Persons

The Company’s directors and executive officers may be deemed to have indirect interests in this proposal to the extent the proposed financing provides capital that supports the Company’s operations and business plan and to the extent the Company’s directors and executive officers may participate in the proposed financing. Except as may be disclosed in a definitive financing agreement or related filing, none of the Company’s directors or executive officers currently has a binding commitment to participate in the proposed financing. In the event any director or officer of the Company participates in the financing, no shares, units or other securities issued pursuant to the financing will be issued in satisfaction of salary, director fees, bonuses or other compensation payable to such directors or officers.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Meeting. Abstentions and broker non-votes, if any, will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE SHARE ISSUANCE PROPOSAL.

PROPOSAL 4 OR PLAN PROPOSAL

Current 2017 Equity Incentive Plan

On September 22, 2017, our company’s stockholders approved the Exicure, Inc. 2017 Equity Incentive Plan (the “2017 Plan”), which became effective on November 15, 2017. The 2017 Plan provides for the issuance of incentive awards of up to 38,950 shares of our common stock, which includes 14,466 shares of our common stock to be issued to officers, employees, consultants and directors, plus a number of shares not to exceed 25,559 that are subject to issued and outstanding awards under the Exicure OpCo 2015 Equity Incentive Plan (the “2015 Plan”) and were assumed in the merger transaction on September 26, 2017. Awards that may be awarded under the 2017 Equity Incentive Plan include non-qualified and incentive stock options, stock appreciation rights, bonus shares, restricted stock, restricted stock units, performance units and cash-based awards. The number of shares of common stock reserved for issuance under the 2017 Equity Incentive Plan automatically increases on January 1 of each year, beginning on January 1, 2020, by the lesser of (i) 30,667 shares, (ii) 5% of the total number of shares of its capital stock outstanding on December 31 of the preceding calendar year, or (iii) a lesser number of shares determined by the Compensation Committee of our Board of Directors (the “Compensation Committee”).

No future awards will be made under the 2015 Plan upon the effectiveness of the 2017 Plan. On January 1, 2025, pursuant to the terms of the 2017 Plan, the number of awards that are reserved and may be awarded under the 2017 Plan was automatically increased by 30,667 awards. As of December 31, 2025, the aggregate number of awards available for grant under the 2017 Plan was 154,672.

Awards granted under the 2017 Plan are contingent on the participants’ continued employment or provision of non-employee services and are subject to forfeiture if employment or continued service terminates for any reason. The initial award granted to an employee or consultant generally vests 25% on the first 12-month anniversary of the grant date and vests 1/48th monthly thereafter until fully vested at the end of 48 months. Subsequent awards granted to employees or consultants generally vest 1/48th monthly until fully vested at the end of 48 months. The initial stock option grant to a non-employee director vests 1/36th monthly until fully vested at the end of 36 months. Subsequent stock option grants to a non-employee director vests 1/12th monthly until fully vested at the end of 12 months. The term of common stock option grants is 10 years unless terminated earlier as described above.

Employee Stock Purchase Plan

The 2017 Employee Stock Purchase Plan (the “ESPP”) was adopted by our Board of Directors in September 2017 and approved by our company’s stockholders in September 2017. Through the ESPP, eligible employees may authorize payroll deductions of up to 15% of their compensation to purchase common stock. The maximum number of shares that an employee may purchase on any exercise date in an offer period will be the smaller of (i) 50 shares or (ii) such number of shares as has a fair market value (determined as of the offering date for such offer period) equal to $25,000 within one calendar year minus the fair market value of any other shares of common stock that are attributed to such calendar year. The purchase price per share at each purchase date is equal to 85% of the lower of (i) the closing market price per share of Exicure common stock on the employee’s offering date or (ii) the closing market price per share of Exicure common stock on the exercise date. Each offering period is approximately six-months in duration and the first offering period began on November 16, 2020 and ended on May 14, 2021. No shares were issued during 2025 or 2024.

The ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2018 and each January 1 thereafter through January 1, 2027, by the least of (i) 10,000 shares; (ii) 0.3% of the outstanding shares of common stock on the last day of the immediately preceding calendar year; or (iii) a lesser number of shares determined by our Board of Directors. As of December 31, 2025, there were 22,394 shares available for issuance under the ESPP. On January 1, 2025, the number of shares of common stock available for issuance under the ESPP increased by 10,000 shares.

2026 Omnibus Incentive Plan

Our Board of Directors believes that stock-based incentive awards play an important role in the success of our company by encouraging and enabling the employees, officers, non-employee directors, and consultants of our company and its affiliates upon whose judgment, initiative and efforts our company largely depends for the successful conduct of its business to acquire a proprietary interest in our company. In addition, our Board of Directors believes that providing such persons with a direct stake in our company assures a closer identification of the interests of such individuals with those of our company and our stockholders, thereby stimulating their efforts on our company’s behalf and strengthening their desire to remain with our company. On October 27, 2026, our Board of Directors adopted the 2026 Omnibus Incentive Plan. A copy of the 2026 Plan is attached as Annex A to this Proxy Statement and is incorporated herein by reference.

Rationale for Approving the 2026 Plan

Equity incentive awards are an important component of our compensation strategy. The Compensation Committee and our Board of Directors believe that the ability to grant equity incentive awards is necessary to attract, retain and motivate the qualified employees, officers, non-employee directors and consultants upon whose judgment, initiative and efforts our Company depends. The Compensation Committee and our Board of Directors also believe that providing such persons with a direct stake in our Company more closely aligns their interests with those of our stockholders. The 2026 Plan is intended to provide the Company with appropriate flexibility to grant equity incentive awards in support of its current operations and future business strategy. Without the 2026 Plan, the Company may need to rely more heavily on cash compensation to attract, retain and motivate qualified personnel, which could increase our operating expenses and reduce the alignment between award recipients and our stockholders.

Reasons for Stockholder Approval for Plan Proposal

Our common stock is listed on the Nasdaq, and, as such, we are subject to the applicable rules of the Nasdaq Stock Market LLC, including Nasdaq Listing Rule 5635(c), which requires stockholder approval prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants, with certain limited exceptions as defined in the Nasdaq Listing Rules.

New Plan Benefits

Future awards under the 2026 Omnibus Incentive Plan will be granted at the discretion of the Administrator and are therefore not currently determinable. Accordingly, it is not possible to determine the benefits or amounts that may be received by any particular executive officer, employee, non-employee director, consultant, or other participant under the 2026 Plan.

Summary of the 2026 Plan

The following description of certain features of the 2026 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2026 Plan, which is attached hereto as Annex A.

Share Reserve. The maximum number of shares of common stock initially reserved for issuance under the 2026 Plan is 981,899 shares, equal to fifteen percent (15%) of the 6,545,995 shares of common stock outstanding as of October 27, 2026 (the “Initial Limit”). On January 1, 2027 and on each January 1 thereafter, the share reserve will automatically increase by the number of shares, if any, necessary to cause the total number of shares reserved for issuance under the 2026 Plan to equal fifteen percent (15%) of the number of shares of common stock outstanding on the immediately preceding December 31, or such lesser number of shares as determined by the Administrator. Increases made in accordance with this formula will not require further stockholder approval. Shares from the 2026 Plan that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of shares or otherwise terminated (other than by exercise) will be added back to the reserved pool under the 2026 Plan.

Administration. The 2026 Plan will be administered by either our Board of Directors or the Compensation Committee (the “Administrator”). The Administrator has full power to select eligible participants, determine the types and terms of Awards, approve forms of Award Agreements, interpret the Plan and accelerate the vesting or exercisability of Awards in the circumstances expressly permitted by the 2026 Plan.

Eligibility; 2026 Plan Limits. All full-time and part-time officers, employees, non-employee directors and consultants of the Company and its affiliates are eligible to participate in the 2026 Plan, subject to the discretion of the Administrator. As of October 27, 2026, 8 individuals would have been eligible to participate in the 2026 Plan had it been effective on such date, which includes two executive officers and six non-employee directors. There are certain limits on the number of awards that may be granted under the 2026 Plan For example, no more than 981,899 shares of common stock may be granted in the form of incentive stock options. In addition, the maximum aggregate number of shares subject to Awards granted to any one individual under the 2026 Plan may not exceed ten percent (10%) of the share reserve, as in effect from time to time, subject to adjustment for certain changes in our capitalization.

Director Compensation Limit. The aggregate grant-date fair value of all Awards granted under the 2026 Plan and all other cash compensation paid by the Company to a non-employee director in any calendar year for service as a non-employee director may not exceed $500,000.

Executive Officer Compensation Limit. The aggregate grant-date fair value of all Awards granted under the 2026 Plan and all other cash compensation paid by the Company to any individual serving as a Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Chief Strategy Officer, Chief Scientific Officer or other C-level executive officer of the Company in any calendar year shall not exceed $1,500,000 in the aggregate. Compensation subject to the limit may consist of cash compensation, equity-based compensation or a combination thereof.

Stock Options. The 2026 Plan permits the granting of (1) options to purchase common shares intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2026 Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of our company or a subsidiary corporation. Non-qualified options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Administrator. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are exempt from or compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the common stock on the date of grant. In the case of an incentive stock option that is granted to a ten percent owner, the exercise price of such incentive stock option shall be not less than 110% of the fair market value on the grant date. Fair market value for this purpose will be determined by reference to the last reported sale price of the shares of common stock on the Nasdaq (or such other market on which our common stock is then principally listed). The exercise price of an option may not be reduced after the date of the grant without stockholder approval, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. In the case of an incentive stock option that is granted to a ten percent owner, the term of such incentive stock option shall be no more than five years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator only in connection with the death of a grantee, disability of a grantee, or actual or constructive discharge of a grantee following a sale event of our company. In general, unless otherwise permitted by the Administrator, no option granted under the 2026 Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to our company by a broker pursuant to irrevocable instructions to the broker from the optionee.

To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Administrator may award stock appreciation rights subject to such conditions and restrictions as the Administrator may determine. Stock appreciation rights entitle the recipient to receive shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. The term of a stock appreciation right may not exceed ten years. The exercise price of stock appreciation rights may not be reduced after the date of the grant without stockholder approval, other than to appropriately reflect changes in our capital structure.

Restricted Stock. The Administrator may award shares of common stock to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. Upon the grant of a restricted stock award, a grantee shall have the rights of a stockholder with respect to the voting of the restricted shares but not with respect to the receipt of dividends with respect to the restricted shares (unless otherwise provided in an award agreement).

Restricted Stock Units. The Administrator may award restricted stock units to participants. Restricted stock units may be settled in shares of common stock or cash and may be subject to such conditions and restrictions as the Administrator determines, including continued employment or another service relationship and/or the achievement of pre-established performance goals and objectives. Except for restricted stock units with a deferred settlement date that complies with Section 409A of the Code, vested restricted stock units will be settled at the end of the applicable vesting period. Participants will have stockholder rights only with respect to shares issued upon settlement, although the Administrator may credit dividend equivalent rights with respect to the units, subject to the terms of the 2026 Plan and the applicable Award Agreement.

Performance Share Awards. The Administrator may grant Performance Share Awards denominated in shares of common stock that are earned, in whole or in part, upon the attainment of one or more pre-established performance goals, performance criteria or other objective measures established by the Administrator. The Administrator will determine the number of shares subject to each Performance Share Award, the applicable performance period, the performance goals and levels of achievement, and the other terms and conditions of the Award. Following completion of the applicable performance period, the Administrator will determine the extent to which the applicable performance goals have been achieved and the number of shares, if any, earned under the Award. Performance Share Awards may be settled in shares of common stock, cash or a combination thereof, as determined by the Administrator at the time of grant and set forth in the applicable Award Agreement. Participants will have no stockholder rights with respect to Performance Share Awards unless and until shares of common stock are issued in settlement of the Awards.

Unrestricted Stock Awards. The Administrator may also grant shares of common stock that are free from any restrictions under the 2026 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Cash-Based Awards. The Administrator may grant cash bonuses under the 2026 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Dividend Equivalent Rights. The Administrator may grant dividend equivalent rights, which entitle the recipient to receive credits based on cash dividends that would have been paid on specified shares of common stock had those shares been issued and outstanding. Dividend Equivalent Rights may be granted as a component of a Restricted Stock Unit or Performance Share Award or as a freestanding Award. Dividend Equivalent Rights may be settled in cash, shares of common stock or a combination thereof. A Dividend Equivalent Right granted with a Restricted Stock Unit or Performance Share Award will be settled only upon settlement or payment of, or lapse of restrictions on, the related Award and will be forfeited under the same conditions as that Award.

Change of Control Provisions. In the event of a “Sale Event,” as defined in the 2026 Plan, outstanding Awards may be assumed, continued or substituted by the successor entity or its parent. To the extent that Awards are not assumed, continued or substituted, the 2026 Plan and the outstanding Awards will terminate upon the effective time of the Sale Event. In that circumstance, except as otherwise provided in the applicable Award Agreement, the Administrator may, in its discretion, accelerate the vesting or exercisability of an Award, in whole or in part. In connection with such termination, the Company may make or provide for payments, in cash or in kind, to holders of Options and Stock Appreciation Rights equal to the excess, if any, of the Sale Price over the applicable exercise price, multiplied by the number of vested shares subject to the Award. Options and Stock Appreciation Rights having an exercise price equal to or greater than the Sale Price may be cancelled for no consideration. The Company may also make or provide for payments, in cash or in kind, with respect to other Awards based on the Sale Price and the number of vested shares subject to those Awards. The Administrator is not required to treat all Awards or Award holders in the same manner.

If any payment or benefit that a plan participant would otherwise receive from our company pursuant to an award under the 2026 Plan or otherwise would (a) constitute a “parachute payment” within the meaning of Section 280G of the Code and (b) be subject to the excise tax imposed by Section 4999 of the Code, then such payment or benefit will be cut back to either (i) the largest portion of the payment/benefit that would result in no portion of the payment/benefit (after reduction) being subject to the excise tax or (ii) the entire payment/benefit, whichever amount after taking into account all applicable federal, state and local employment taxes, income taxes, and the excise tax, results in the plan participant’s receipt, on an after-tax basis, of the greatest amount of the payment/benefit.

Adjustments for Changes in Stock. The 2026 Plan requires the Administrator to make appropriate and proportionate adjustments to the number of shares of common stock that are subject to the 2026 Plan, to certain limits in the 2026 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the 2026 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Administrator may require that tax withholding obligations be satisfied by withholding shares of common stock to be issued pursuant to exercise or vesting. The Administrator may also require our tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to us in an amount that would satisfy the withholding amount due. We have no duty or obligation to advise any participant as to the time or manner of exercising an award or to minimize the potential tax consequences of an award.

Amendments and Termination. Our Board of Directors may at any time amend or discontinue the 2026 Plan and Board of Directors and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding stock options or stock appreciation rights, effect repricing through cancellation and re-grants or cancellation of stock options or stock appreciation rights in exchange for cash or other awards or effect cash buyouts of underwater stock options or stock appreciation rights. To the extent required under the rules of Nasdaq, any amendments that materially change the terms of the 2026 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Administrator to be required by the Code to preserve the qualified status of incentive stock options.

Effective Date of Plan. The 2026 Plan was approved by our Board of Directors on October 27, 2026 and will become effective upon its approval by our stockholders at the Meeting. No Awards may be granted under the 2026 Plan after the tenth anniversary of its effective date, and no incentive stock options may be granted after the tenth anniversary of the date the 2026 Plan was approved by our Board of Directors.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2026 Plan. It does not describe all federal tax consequences under the 2026 Plan, nor does it describe state or local tax consequences.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock ) over the option exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the stock option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Stock Options. No income is realized by the optionee at the time the non-qualified stock option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering shares of common stock . Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the stock option.

Stock Appreciation Rights. No income will be recognized by a recipient upon the grant of either tandem or freestanding stock appreciation rights. For the year in which the stock appreciation right is exercised, the recipient will generally be taxed at ordinary income rates on the amount equal to the cash received plus the fair market value of any unrestricted shares received on the exercise.

Restricted Stock Awards. The recipient of a restricted stock award will generally be taxed at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the shares are no longer subject to restrictions. However, a recipient may elect under Section 83(b) of the Code (the election must be filed with the IRS within 30 days of the grant date) to be taxed at ordinary income rates on the difference between: (i) the fair market value of such shares of the common stock on the grant date, and (ii) the purchase price, if any, of the shares. If a Section 83(b) election has not been made, dividends received with respect to restricted shares will generally be taxed as ordinary income to the recipient. If a Section 83(b) election has been made, dividends will be taxed at dividend rates.

Restricted Stock Units. The recipient of a restricted stock unit will generally be taxed at ordinary income rates on the fair market value of the shares of the common stock awarded on the transfer date. The capital gains/loss holding period for such shares will also commence on such date.

Performance Share Awards. A recipient generally will not recognize taxable income upon the grant of a Performance Share Award. The recipient generally will recognize ordinary income when the Award is settled in an amount equal to the cash received and the fair market value of any shares of common stock received upon settlement. Subject to applicable limitations, the Company generally will be entitled to a corresponding tax deduction.

Unrestricted Stock Awards. The recipient of an unrestricted stock award will generally be taxed at ordinary income rates on the difference between: (i) the fair market value of the shares of the common stock on the grant date, and (ii) the purchase price, if any, of the shares.

Cash-Based Awards. The recipient will generally be taxed at ordinary income rates on the amount equal to the cash received.

Dividend Equivalent Rights. There are generally no Federal income tax consequences to the recipient or our company on the grant of a dividend equivalent right. When the dividend equivalent right is converted to cash and/or additional shares of common stock and distributed to the recipient of a dividend equivalent right, the cash or the fair market value of the shares of common stock will be taxable to the recipient as ordinary income and our company will be entitled to a corresponding deduction for tax purposes.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Internal Revenue Code (the “Code”). Any such parachute payments may be non-deductible to our company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, our company’s deduction for awards under the 2026 Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1.0 million a year.

Interests of Certain Persons in Proposal 4

In considering and approving the Plan Proposal, our Board of Directors considered the interests of its directors and executive officers. The interests of directors and officers are limited to their participation in the 2026 Plan through the issuance of equity incentive awards at our company’s discretion.

Required Vote

The approval of the Plan Proposal requires the affirmative vote of a majority of the voting power of the votes cast (in person or by proxy) at the Meeting. Broker non-votes and abstentions will not be taken into account in determining the outcome of the proposal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PLAN PROPOSAL.

PROPOSAL 5 OR SHARE INCREASE PROPOSAL

Our Board of Directors has approved, subject to stockholder approval, an amendment to our Charter to increase the number of authorized shares of common stock from 200,000,000 to 400,000,000 and to make a corresponding change to the number of authorized shares of capital stock. The form of the proposed Certificate of Amendment effecting such increase in the number of authorized shares (the “Share Increase Amendment”) is attached to this Proxy Statement as Annex B.

We currently have a total of 210,000,000 shares of common stock authorized under our Charter, consisting of (i) 200,000,000 shares of common stock, $0.0001 par value per share; and (ii) 10,000,000 shares of preferred stock, $0.0001 par value per share. If the Share Increase Proposal is approved by our stockholders, our Board of Directors will be authorized, in its discretion, to file the Share Increase Amendment with the office of the Secretary of State of the State of Delaware, which would have the effect of increasing the number of authorized shares of common stock from 200,000,000 to 400,000,000 and increasing the number of authorized shares of all classes of stock from 210,000,000 to 410,000,000. The number of shares of authorized preferred stock would remain unchanged.

Background and Purpose of the Proposal

The Company is seeking the additional authorized shares to support its capital requirements, including the Financing contemplated by the Share Issuance Proposal, future equity financings, equity compensation arrangements and other strategic or corporate transactions. Approval of the Share Increase Proposal does not constitute approval of any issuance requiring separate stockholder approval under Nasdaq rules or otherwise. The Financing described in Proposal 3 remains subject to separate approval under the Share Issuance Proposal.

Our Board of Directors has determined that it would be in the Company’s best interests and the best interests of its stockholders to increase the number of authorized shares of common stock to provide sufficient flexibility to issue shares in connection with the Financing described in Proposal 3, other future capital-raising transactions, strategic transactions, awards under the Company’s equity compensation plans and other corporate purposes. Each additional authorized share of common stock would have the same rights and privileges as each share of currently authorized common stock.

Our Board of Directors believes that unless we obtain stockholder approval to amend the Charter to increase the number of authorized shares of common stock, we will be severely limited by the inability to issue additional shares in connection with future capital raising transactions, strategic transactions, pursuant to awards under our equity incentive plans, and for other corporate purposes. This may cause a delay in our future capital raising or other strategic transactions and may have a material adverse effect on our business and financial condition.

Consequences of Not Approving this Proposal

If this proposal is not approved by our stockholders, our financing alternatives will be limited by the lack of any available unissued and unreserved authorized shares of common stock, and stockholder value may be harmed by this limitation. In addition, our future success depends upon our ability to attract, retain and motivate highly-skilled employees, and if this proposal is not approved by our stockholders, the lack of any available unissued and unreserved common stock to provide future equity incentive opportunities could adversely impact our ability to achieve these goals. In short, if our stockholders do not approve this proposal, we may not be able to access the capital markets, complete corporate collaborations, partnerships or other strategic transactions, attract, retain and motivate employees, and pursue other business opportunities integral to our growth and success.

Further, unless we obtain approval for this proposal, we will be required to incur additional costs in order to hold additional stockholder meetings to seek such approval.

Rights of Additional Authorized Shares

If and when issued, the additional common stock to be authorized by adoption of the Share Increase Amendment would have rights and privileges identical to our currently outstanding common stock . Those rights do not include preemptive rights with respect to the future issuance of any additional shares of common stock.

Potential Adverse Effects of Increase in Authorized Common Stock

The authorization of additional shares of common stock sought by this proposal would not have any immediate dilutive effect upon the proportionate voting power or rights of our existing stockholders; however, to the extent that the additional authorized shares of common stock are issued in the future, including in connection with issuances pursuant to future capital raising transactions or strategic transactions, such issuance may decrease existing stockholders’ percentage equity ownership.

Anti-Takeover Effects

The increased proportion of unissued authorized shares compared to issued shares could, under certain circumstances, have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction involving a combination with our Company. However, the Share Increase Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board of Directors and stockholders. The Company is, however, seeking the additional authorized shares in part to support the proposed financing described in the Share Issuance Proposal and to preserve flexibility to issue shares in connection with future capital-raising transactions, strategic transactions, awards under our equity incentive plans and other corporate purposes.

Timing of Proposed Amendment

If this proposal is approved by the stockholders, our Board of Directors will have the authority to file the Share Increase Amendment with the office of the Secretary of State of Delaware to implement the increase in the authorized number of shares of common stock and corresponding change to the number of authorized shares of capital stock. The actual timing for implementation of the Share Increase Amendment would be determined by our Board of Directors based upon its evaluation as to when such action would be most advantageous to our company and its stockholders. Notwithstanding approval of this proposal by our stockholders, our Board of Directors will have the sole authority to elect whether or not and when to amend the Charter to effect the Share Increase Amendment. If our Board of Directors should decide to file the Share Increase Amendment with the office of the Secretary of State of Delaware, the Share Increase Amendment would become effective on the date it is filed.

Interests of Certain Persons

When you consider our Board of Directors’ recommendation to vote in favor of this proposal, you should be aware that our directors and executive officers and existing stockholders may have interests that may be different from, or in addition to, the interests of other of our stockholders.

Because it is anticipated that our directors and executive officers may be granted additional equity awards under our existing equity incentive plans or another plan we adopt in the future, they may be deemed to have an indirect interest in the Share Increase Proposal.

Vote Required and Recommendation of the Board of Directors

The approval of the Share Increase Proposal requires the affirmative vote of a majority of the outstanding shares of stock entitled to vote at the Meeting. Abstentions and broker non-votes, if any, will have the same effect as votes “AGAINST” the Share Increase Proposal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE SHARE INCREASE PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of November 3, 2026 by: (i) each of our directors and director nominees; (ii) each of our named executive officers named in the 2025 Summary Compensation Table below; (iii) all of our current executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Common stock subject to options that are currently exercisable or exercisable within 60 days of November 3, 2026 are deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. Percentage ownership calculations are based on 6,545,995 shares outstanding as of November 3, 2026, adjusted as required by rules promulgated by the SEC.

This table is based upon information supplied by our officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise noted below, the address for each executive officer and director listed in the table is c/o Exicure, Inc., 103 Foulk Road, Suite 202, Wilmington, DE 19803.

	Beneficial Ownership
Beneficial Owner Greater than 5% Stockholders	Number of Shares Beneficially Owned (#)	Percentage of Common Stock Beneficially Owned (%)
Exicure HiTron, Inc.(1)	2,222,224	33.95
DGP Co., Ltd.(2)	492,612	7.53
SangSangIn Investment & Securities Co., Ltd.	433,332	6.62
Directors and Named Executive Officers
Dongho Lee	—	*
Jung Soo Kim	—	*
Gyeung Seog Cheon	—	*
Go Jin Young	—	*
Han Eui Seok	—	*
Yoontae Han	—	*
Andy Yoo(1)	2,222,224	33.95
Seung Ik Baik(1)	2,222,224	33.95
Paul Kang	—	*
Jiyoung Hwang	—	*

All directors and executive officers as a group (8 persons)	—	*

*	Indicates beneficial ownership of less than one percent of the outstanding shares of common stock.
(1)

Based on information available to the Company, Andy Yoo is the third largest stockholder of Exicure HiTron, Inc. (“HiTron”). The Company is also aware that Seung Ik Baik was HiTron’s Chief Strategy Officer. As a result, each of Mr. Yoo and Mr. Baik may be deemed to beneficially own the shares of our common stock and securities held by HiTron. The address for HiTron is 99-13 Masan-Gil, Miyang-Myeon, Anseong-si, Gyeonggi-do, Korea. Each of Mr. Yoo and Mr. Baik disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any. Information is based on the most recent information available to the Company, and neither individual is currently a director or officer of the Company.

(2)	Based on information available to the Company. The address of DGP Co., Ltd. is 23, Geurintekeu-ro, Yeonggwang-eup, Yeonggwang-gun, Jeollanam-do, Republic of Korea 57024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our Board of Directors adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K promulgated under the Exchange Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds or will exceed the lesser of $120,000 or 1% of the average of our total assets as of the end of the last two completed fiscal years and a related person had, has or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. As provided by our Audit Committee charter, our Audit Committee is responsible for reviewing and approving in advance the related party transactions covered by our related transaction policies and procedures.

A related party transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee of our Board of Directors or the chairperson of the Audit Committee in accordance with the standards set forth in the policy after full disclosure of the related party’s interests in the transaction. As appropriate for the circumstances, the Audit Committee or the chairperson of the Audit Committee, as applicable, shall review and consider:

•	the related party’s interest in the transaction;

•	the approximate dollar value of the amount involved in the related party transaction;

•	the approximate dollar value of the amount of the related party’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in our ordinary course of business;

•	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	required public disclosure, if any; and

•

any other information regarding the related party transaction in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Related Party Transactions

The following is a description of related party transactions we have entered into since January 1, 2024 with our directors, executive officers and holders of more than 5% of our outstanding voting securities and their affiliates, whom we refer to as our related persons, in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets as of the end of the last two completed fiscal years, other than the compensation arrangements we describe in the sections titled “Director Compensation” and “Executive Compensation” in this Proxy Statement.

Paul Kang Consulting Agreement

The Company engaged entities controlled by Mr. Kang to provide business development consulting services in 2023. The Company paid those entities $218,000 for the year ended December 31, 2023 and made no such payments in 2024. Mr. Kang was not serving as a director or officer when he was initially engaged to provide those services.

On February 1, 2025, the Company and Mr. Kang reached an understanding regarding a consulting arrangement, and on February 27, 2025, the Company entered into a consulting agreement with Alta Companies Ltd. (“Alta”), of which Mr. Kang serves as President. Pursuant to the agreement, Alta provided Mr. Kang’s services as Senior Advisor to assist the Company with corporate development, capital raising and mergers and acquisitions. The agreement provided for an initial payment of $99,000 and monthly consulting fees of $12,500 and stated that such compensation was in lieu of bonus and termination fees under Mr. Kang’s Chief Executive Officer employment agreement. During 2025, the Company paid Alta the initial $99,000 fee and monthly consulting fees totaling $125,000. The Company delivered notice of termination to Alta on February 27, 2026, and the agreement terminated at the end of the applicable 30-day notice period in March 2026.

Common Stock Purchase Agreements

In an agreement dated November 6, 2024 and executed on November 12, 2024, the Company entered into a common stock purchase agreement with Exicure HiTron Inc. (f/k/a HiTron Systems Inc.) (“HiTron”), pursuant to which the Company agreed to issue and sell to HiTron 433,333 shares of the Company’s common stock, par value $0.0001 per share, at a purchase price of $3.00 per share.

On November 13, 2024, in a subsequent agreement (the “Subsequent Common Stock Purchase Agreement”), the Company agreed to sell and issue to HiTron 2,900,000 additional shares of common stock, for $8.7 million, at a purchase price of $3.00 per share. The Subsequent Common Stock Purchase Agreement provides HiTron with the right to nominate additional members of our Board of Directors in proportion to its equity interest, subject to approval by our Board of Directors and compliance with SEC and Nasdaq rules.

On December 9, 2024, the Company entered into a Common Stock Purchase Agreement with SangSangIn Investment & Securities Co., Ltd. (“SangSang”), pursuant to which the Company agreed to issue and sell to SangSang 433,332 shares of common stock , at a purchase price of $4.61 per share. SangSang beneficially owns 6.62% of the outstanding shares of common stock based on information available to the Company.

DGP Note

On May 3, 2024, the Company executed a promissory note (“Note”) and subsequently received a loan in the amount of $300,000 from an individual investor. On June 3, 2024, the Company executed another promissory note (“DGP Note”) and subsequently received a loan in the amount of $700,000 from DGP Co., Ltd. (“DGP”), a related party at the time of issuance. Each of the Note and the DGP Note bore interest at a rate of 6% per annum. On September 11, 2024, the Company executed two Debt for Equity Exchange Agreements converting the existing debt and related interest of the Note and DGP Note described above into shares of its common stock. The Company exchanged in full satisfaction of the principal and accrued interest obligations on the Note into 101,991 of its common stock shares. The Company exchanged in full satisfaction of the principal and accrued interest obligations on the DGP Note into 237,223 shares of its common stock.

CBI USA Private Placement

On September 26, 2022, the Company entered into the Securities Purchase Agreement with CBI USA, pursuant to which the Company agreed to issue and sell to CBI USA in a private placement an aggregate of 680,000 shares of the Company’s common stock at a purchase price of $8.00 per share (the “Private Placement”). CBI USA was already a holder of more than 5% of our outstanding voting securities at the time we entered into the Securities Purchase Agreement as a result of a previous private placement completed in May 2022. The Private Placement closed on February 24, 2023. Since the registration statement was not filed within 90 days following the Closing Date of the Registration Rights Agreement, the Company paid $27,000 to CBI USA and accrued $191,000 to DGP pursuant to the liquidated damages provision in this agreement. On February 19, 2025, the Company received a waiver letter from DGP confirming they agreed to waive the outstanding $191,000 penalty amount owed to DGP.

Korea Lease

On May 22, 2025, KC Creation executed a lease agreement with YOOSOO Co., Ltd, a related party of Exicure HiTron Inc. This is a 24 month lease for a space in Gangnam-gu, Korea. This lease required a refundable security deposit and had no lease payments or obligations. The security deposit is excluded from lease payments. The difference between the nominal amount and the present value of the security deposit is treated as an ROU asset. This ROU asset is amortized evenly over the 24 month lease term, with a corresponding entry to rent expense. This Jeonse type lease is common in Korea and only requires a monthly maintenance fee that is less than $1 per month. This lease was terminated prior to the sale of such subsidiary.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board of Directors met four times during the year ended December 31, 2025, and acting by unanimous written consent five times. Each current member of the Board of Directors attended at least 75% of the aggregate number of meetings of our Board of Directors and of the committees on which he or she served during the period of the last fiscal year for which he or she was a director or committee member. We encourage our board members to attend the Meeting. Three board members attended the prior year’s annual meeting.

Board Leadership Structure and Risk Oversight

Our Board of Directors currently does not have a chairperson or a lead independent director. As the Company underwent substantial turnover of membership of our Board of Directors in 2025 and 2024 and remains in a transitional state with limited operations, the Board of Directors did not consider it necessary to appoint a chairperson or lead independent director. Members of management that serve on the Board of Directors have generally acted in the role of chairperson at meetings. The Board of Directors expects to reconsider our leadership structure as our future strategy and funding situation develops. Generally, our whole Board of Directors monitors and assesses key business risks through deliberations and by way of delegation of certain risk oversight functions to committees of the Board of Directors. Our Audit Committee’s responsibilities include oversight functions with respect to financial risk and data and cybersecurity risk.

Independence of the Board of Directors

The following current directors were determined to be independent under the applicable Nasdaq standards: Dongho Lee, Gyeung Seog Cheon, Yoontae Han and Han Eui Seok. The following former directors who served during 2025 or at any point thereafter were also determined to be independent under such standards: Aejin Hwang, Chang Keun Choi, Minwoo Kang and Sangjin Yeo.

Following the closing of the Subsequent Common Stock Purchase Agreement to HiTron in December 2024, we became a “controlled company” under Nasdaq rules. We are no longer a “controlled company” under Nasdaq rules.

Information Regarding the Committees of the Board of Directors

The Board of Directors currently has three standing committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee.

Below is a description of each of our standing committees.

Audit Committee

Our Audit Committee is currently comprised of Yoontae Han, Dongho Lee and Gyeung Seog Cheon. Mr. Han serves as the chairperson of the Audit Committee. Our Board of Directors has determined that all members are “independent” for Audit Committee purposes as that term is defined in the applicable rules of the SEC and Nasdaq rules. Our Board has determined that Mr. Yoontae Han is an “audit committee financial expert,” as defined under the applicable rules of the SEC.

The responsibilities and duties of the Audit Committee include, among other things:

•	appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•

reviewing and approving annually a report by the independent registered public accounting firm regarding the independent registered public accounting firm’s internal quality control procedures and various issues relating thereto;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting with both management and the independent registered public accounting firm;

•

establishing policies and procedures for the receipt and retention of accounting related complaints and concerns, including a confidential, anonymous mechanism for the submission of concerns by employees;

•

periodically reviewing legal compliance matters, including any securities trading policies, periodically reviewing significant accounting and other financial risks or exposures to our Company and reviewing and, if appropriate, approving all transactions between our Company and any related party (as described in Item 404 of Regulation S-K promulgated under the Exchange Act);

•	establishing policies for the hiring of employees and former employees of the independent registered public accounting firm; and

•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

The Audit Committee operates under a written charter adopted by the Board, which is available on our website at http://investors.exicuretx.com.

The Audit Committee held four meetings during 2025.

Compensation Committee

Our Compensation Committee is currently comprised of Han Eui Seok (Chair) and Dongho Lee. Our Board of Directors has determined that it will add members to this committee later and ensure that the new members are “independent” for Compensation Committee purposes as that term is defined in the applicable rules of Nasdaq.

The Compensation Committee’s responsibilities include, among other things:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and approving the compensation of our chief executive officer;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing our compensation program and welfare and retirement plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

In addition, the Compensation Committee had sole authority to select, retain and terminate any compensation consultant to assist the Compensation Committee in the evaluation of director, chief executive officer, executive officer or senior executive compensation or any other matter deemed appropriate by the Compensation Committee, including sole authority to approve such consultant’s reasonable fees and other retention terms, all at our expense. The Compensation Committee did not engage a compensation consultant in 2025.

The Compensation Committee operates under a written charter adopted by the Board, which is available on our website at http://investors.exicuretx.com.

The Compensation Committee did not hold any meetings in 2025 and one meeting in 2024.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is currently comprised solely of Dongho Lee. Our Board of Directors has determined that it will add members to this committee later and ensure that the new members are “independent” for Nominating and Corporate Governance Committee purposes as that term is defined in the applicable rules of Nasdaq.

The Nominating and Corporate Governance Committee’s responsibilities include, among other things:

•	developing and recommending to the Board of Directors criteria for membership on the Board of Directors and committees;

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each committee of the Board of Directors;

•	annually reviewing our corporate governance guidelines; and

•	monitoring and evaluating the performance of the Board of Directors and leading the Board in an annual self-assessment of its practices and effectiveness.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board, which is available on our website at http://investors.exicuretx.com.

The Nominating and Corporate Governance Committee did not hold any meetings in 2025 and one meeting in 2024.

During 2025, Andy Yoo and Seung Ik Baik served as directors designated by HiTron. HiTron also nominated Sangjin Yeo and Aejin Hwang, who were appointed to the Board on September 8, 2025.

The Board of Directors expects to review candidates for director nominees in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of stockholders. The Board of Directors has not adopted a policy regarding the consideration of diversity in identifying director nominees.

The Board of Directors will consider recommendations for Board nominees and proposals submitted by the Company’s stockholders. Any stockholder who wishes to recommend a director candidate is directed to submit in writing the candidate’s name, biographical information, relevant qualifications and other information required by our bylaws to our Secretary at our principal executive offices before the deadline set forth in our bylaws. All written submissions received from our stockholders will be reviewed by the Board of Directors at the next appropriate meeting. The Board of Directors will evaluate any suggested director candidates received from our stockholders in the same manner as recommendations received from management, committee members or members of our Board.

Stockholder Communications with the Board of Directors

The Board of Directors will consider any written or electronic communication from our stockholders to the Board, a committee of the Board or any individual director. Any stockholder who wishes to communicate to the Board of Directors, a committee of the Board or any individual director should submit written or electronic communications to our Secretary at our principal executive offices, which shall include contact information for such stockholder. All communications received from stockholders shall be forwarded by our Secretary to the Board of Directors, a committee of the Board or an individual director, as appropriate, on a periodic basis, but in any event no later than the Board of Director’s next scheduled meeting. The Board of Directors, a committee of the Board, or individual directors, as appropriate, will consider and review carefully any communications from stockholders forwarded by our Secretary.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at http://investors.exicuretx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Insider Trading, Anti-Hedging and Anti-Pledging Policy
We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees or the Company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. Our insider trading policy prohibits our employees, directors and designated consultants from engaging in “hedging” or other monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, with respect to our common stock or borrowing against our common stock.
Equity Grant Practices
The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and we do not time the disclosure of such material nonpublic information for purposes of affecting the exercise price of such awards or the value of executive compensation.
In addition, we do not grant equity awards during the four business days prior to or the one business day following the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a Form 8-K that discloses material nonpublic information. During fiscal year 2025, we did not grant equity awards to the named executive officers.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of Forms 3, 4 and 5 (and any amendments thereto) filed with the SEC and written representations that no other reports were required, during the fiscal year ended December 31, 2025, all Section 16(a) filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners were complied with, except that: (i) each of Sangjin Yeo and Aejin Hwang, former directors who were appointed to the Board on September 8, 2025, filed one late report on Form 3 on September 29, 2025; and (ii) Joshua Miller, our Chief Accounting Officer, filed four late reports on Form 4, each reporting one transaction, on February 24, 2025, May 23, 2025, August 20, 2025 and November 19, 2025, relating to transactions dated February 16, 2025, May 16, 2025, August 16, 2025 and November 16, 2025, respectively.
DIRECTOR COMPENSATION
Under our director compensation policy, as amended, each of our directors is eligible to receive cash compensation for service on our Board of Directors and committees of our Board of Directors.
Cash Compensation
Following the closing of the Private Placement in February 2023, each director is entitled to an annual retainer of $20,000, paid quarterly in arrears, which continued to be the amount of the annual retainer in 2025. None of our current directors have received any equity grants, and none of our prior directors received equity grants in 2025.

Director Compensation Table

The following table presents information regarding the compensation earned for service by our directors during the year ended December 31, 2025, amounts in dollars (except that fees earned by directors who are also named executive officers in 2025 are included below in the summary compensation table).

Name	Fees Earned or Paid In Cash ($)	Option Awards (12) ($)	Total ($)
Paul Kang (1)	Nil	—	Nil
Jiyoung Hwang (2)	3,333	—	3,333
Dongho Lee (3)	20,000	—	20,000
Andy Yoo (4)	20,000	—	20,000
Seung Ik Baik (5)	20,000	—	20,000
Chang Keun Choi (6)	13,833	—	13,833
Ho Jung John (7)	13,833	—	13,833
Minwoo Kang (8)	13,833	—	13,833
Sangwook Song (9)	13,833	—	13,833
Aejin Hwang (10)	6,167	—	6,167
Sangjin Yeo (11)	6,167	—	6,167

(1)

Mr. Kang was appointed to the Board of Directors effective February 24, 2023 and resigned on February 28, 2025. Although a director fee of $3,333.33 was initially accrued during 2025, the amount was fully reversed during 2025 and was never paid. Accordingly, no director compensation was recognized for Mr. Kang for 2025.

(2)	Ms. Hwang was appointed to the Board of Directors effective February 24, 2023 and resigned on February 28, 2025.
(3)	Mr. Lee was appointed to the Board of Directors effective August 21, 2023.
(4)	Mr. Yoo was appointed to the Board of Directors effective November 21, 2024 and resigned on February 9, 2026.
(5)	Mr. Baik was appointed to the Board of Directors effective November 21, 2024 and resigned on February 9, 2026.
(6)	Mr. Choi was appointed to the Board of Directors effective December 19, 2024 and resigned on September 8, 2025.
(7)	Mr. John was appointed to the Board of Directors effective December 19, 2024 and resigned on September 8, 2025.
(8)	Mr. Kang was appointed to the Board of Directors effective December 19, 2024 and resigned on September 8, 2025.
(9)	Mr. Song was appointed to the Board of Directors effective December 19, 2024 and resigned on September 8, 2025.
(10)	Ms. Hwang was appointed to the Board of Directors effective September 8, 2025 and resigned on February 9, 2026.
(11)	Mr. Yeo was appointed to the Board of Directors effective September 8, 2025 and resigned on March 27, 2026.
(12)	During 2025, no options were issued to any directors.

EXECUTIVE OFFICERS

The following sets forth information about our executive officers.

Name	Position	Age
Jung Soo Kim	Chief Executive Officer and President	53
Young Seung Ko	Chief Operating Officer	51
Gyuyeob Lee	Chief Financial Officer	40

Jung Soo Kim. Biographical information for Mr. Kim is presented above under the caption “Director Election Proposal.”

Young Seung Ko. Mr. Ko is an executive and director with over 20 years of global experience in enterprise software, data infrastructure and public company operations. From September 2022 to March 2025, he served as Chief Executive Officer and a director of AGEDB Technology Ltd. (TSXV: AGET), a Canada-based hybrid database technology company, and has served as a director since March 2025. During his tenure as Chief Executive Officer, he led the company through its public listing on the TSX Venture Exchange and oversaw financial reporting, internal controls and corporate governance. From October 2020 to September 2024, Mr. Ko served as Director of Global Operations at Bitnine Global Inc., where he was responsible for global business operations, including business development, technical delivery and partner ecosystem management. He has also held senior leadership roles in global operations, research and development, and business development, managing cross-border teams and enterprise technology initiatives. Mr. Ko studied Electrical Engineering at the University of New South Wales.

Gyuyeob Lee. Mr. Lee, age 40, has served as a director of AGEDB Technology Ltd. since May 2025, where he has been involved in governance restructuring, financial planning, regulatory disclosure preparation and coordination with auditors and legal counsel. Mr. Lee has experience managing valuation analysis, concurrent financing transactions, investor communications and cross-border regulatory compliance matters. Mr. Lee has served as Branch Manager of AGEDB Technology Ltd.’s Vancouver operations since November 2023, overseeing their accounting functions, budgeting support, human resources and internal controls. Prior to that, from July 2011 to July 2023, Mr. Lee held engineering and project management roles at GS Engineering & Construction in Korea, with responsibilities including project scheduling, budgeting oversight and risk management. Mr. Lee received a Bachelor of Science degree in Environmental Engineering from Kyungpook National University.

EXECUTIVE COMPENSATION

Compensation Overview

This section provides a discussion of the total compensation awarded to, earned by, or paid to, during the years ended December 31, 2025 and 2024: (1) the individuals who served as our principal executive officers during the fiscal year ended December 31, 2025, (2) our next two most highly compensated executive officers serving as of December 31, 2025 who earned more than $100,000 during the fiscal year ended December 31, 2025, and (3) any individual who would otherwise be included in (2) above but for the fact that such individual was not serving as an executive officer of ours as of December 31, 2025. We refer to these individuals in this Proxy Statement as our named executive officers. Our named executive officers for 2025 who appear in the Summary Compensation Table are:

•	Andy Yoo, our former Chief Executive Officer;

•	Paul Kang, our former Chief Executive Officer;

•	Seung Ik Baik, our former Chief Financial Officer; and

•	Jiyoung Hwang, our former Chief Financial Officer.

Summary Compensation Table

The following table provides a summary of compensation paid or accrued for the years ended December 31, 2025 and 2024 to our named executive officers, amounts in dollars:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	All other compensation ($)(5)	Total ($)
Andy Yoo (1) Former Chief Executive Officer	2025 2024	439,000 25,000	— —	—	— —	— 2,167	439,000 27,167
Paul Kang (2) Former Chief Executive Officer	2025 2024	6,250 150,000	— —	— —	— —	224,000 —	230,250 150,000
Seung Ik Baik (3) Former Chief Financial Officer	2025 2024	257,000 3,611	21,000 —	— —	— —	— 2,167	278,000 5,778
Jiyoung Hwang (4) Former Chief Financial Officer	2025 2024	— 150,000	— —	— —	— —	— 20,000	— 170,000

(1)

Effective December 20, 2024, Mr. Yoo was appointed as Chief Executive Officer, succeeding Mr. Kang (who continued as co-Chief Executive Officer to transition his former duties to Mr. Yoo until February 27, 2025). Effective February 9, 2026, Mr. Yoo resigned as Chief Executive Officer.

(2)

Effective August 21, 2023, Mr. Kang was appointed as Chief Executive Officer. Effective February 27, 2025, Mr. Kang resigned as Chief Executive Officer. Includes $224,000 paid to Alta Companies Ltd., of which Mr. Kang serves as President, pursuant to a consulting agreement under which Alta provided Mr. Kang’s services as Senior Advisor to the Company. The amount consists of an initial payment of $99,000 and monthly consulting fees totaling $125,000. The agreement provided that the compensation was in lieu of bonus and termination fees under Mr. Kang’s Chief Executive Officer employment agreement.

(3)	Effective December 20, 2024, Mr. Baik was appointed as Chief Financial Officer, succeeding Ms. Hwang. Effective February 9, 2026, Mr. Baik resigned as Chief Financial Officer.
(4)

Effective August 28, 2023, Ms. Hwang was appointed as Chief Financial Officer. Effective December 20, 2024, Ms. Hwang resigned as Chief Financial Officer and was appointed as Chief Strategy Officer. Ms. Hwang resigned as Chief Strategy Officer in January 2025.

(5)	Represents the amount of cash fees for their service as a director.

Employment Agreements

We had employment agreements with each of our named executive officers who were still serving in their positions at the end of 2025. These employment agreements are described below. Refer to the footnotes to the Summary Compensation Table above with respect to named executive officers who were no longer serving at the end of 2025.

Andy Yoo. We and Mr. Yoo entered into an Employment Agreement dated December 20, 2024. Under the terms of this Employment Agreement, Mr. Yoo’s annual base salary was $300,000. On June 6, 2025, the Board approved Mr. Yoo’s severance package (a lump sum payment of 24 months of base salary if we terminate his employment without cause) and adjusted his annual base salary to $480,000 effective as of April 1, 2025.

Seung Ik Baik. We and Mr. Baik entered into an Employment Agreement dated December 20, 2024. Under the terms of this Employment Agreement, Mr. Baik’s annual base salary was $130,000. On June 6, 2025, the Board approved Mr. Baik’s severance package (a lump sum payment of 12 months of base salary if we terminate his employment without cause) and adjusted his annual base salary to $300,000 effective as of April 1, 2025.

Outstanding Equity Awards at Fiscal Year-End

Neither Mr. Yoo nor Mr. Baik have any outstanding equity awards, and none of our named executive officers who were not serving with the Company at the end of fiscal 2025 still had any outstanding equity awards.

Defined Contribution Plan

We sponsor a defined contribution plan intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), as a 401(k) plan. Employees who are at least 21 years of age are generally eligible to participate and may enter the plan on the first day of any month following the employment start date. Participants may make pre-tax contributions or Roth 401(k) contributions up to the maximum limit established by the Code. Our 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees below age 50. Participant contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Participants are immediately and fully vested in their contributions. We provide matching contributions under the plan of up to 100% of the first 50% of the participant’s elective contributions.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2025, which as of that date consisted of our 2017 Equity Incentive Plan and 2017 Employee Stock Purchase Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	196	$24.13	177,066	(1) (2)
Equity compensation plans not approved by stockholders	—	—	—

Total	196	$24.13	177,066

(1)	Represents 154,672 and 22,394 shares of common stock available for issuance under the 2017 Equity Incentive Plan and 2017 Employee Stock Purchase Plan, respectively, as of December 31, 2025.
(2)

The number of shares of common stock reserved for issuance under the 2017 Equity Incentive Plan automatically increases on January 1 of each year, beginning on January 1, 2020, by the lesser of (i) 30,667 shares, (ii) 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or (iii) a lesser number of shares determined by the Compensation Committee. Effective January 1, 2025, pursuant to the terms of the 2017 Equity Incentive Plan, the number of awards that are reserved and may be awarded under the 2017 Equity Incentive Plan was automatically increased by 30,667 awards. The number of shares of common stock reserved for issuance under the 2017 Employee Stock Purchase Plan automatically increases on January 1 of each year, beginning on January 1, 2018, by the lesser of (i) 10,000 shares of common stock, (ii) 0.3% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or (iii) such lesser number of shares determined by our Board. Effective January 1, 2026, pursuant to the terms of the 2017 Employee Stock Purchase Plan, the number of shares that are reserved and may be issued under the 2017 Employee Stock Purchase Plan was automatically increased by 10,000 shares.

Pay Versus Performance

	SCT(a) Total for PEO(1)	SCT Total for Former PEO (Kang)(2)	SCT Total for Former PEO (Kim)(2)	SCT Total for Former PEO (Schroff)(3)	CAP(b) to PEO(1) (5)	CAP to Former PEO (2) (5) (Kang)	CAP to Former PEO (3) (5) (Kim)	CAP to Former PEO(4) (Schroff)	Average SCT Total for Non-PEO NEOs(6)	Average CAP for Non-PEO NEOs(6)	Value of fixed $100 investment based on TSR(c)	Net (loss) (in 000’s)
2025
2024	$27,167	$374,000	$0	$0	$27,167	$374,000	$0	$0	$87,889	$87,889	$53.27	$(9,701)
2023	—	66,994	90,938	797,471	—	50,000	90,938	1,093,241	511,250	518,110	9.57	(16,914)

(a)	Summary Compensation Table (SCT)
(b)	Compensation Actually Paid (CAP)
(c)	Total Shareholder Return (TSR) as of the applicable year end, assuming an initial investment of $100 on December 31, 2021.
(1)	Refers to former CEO Andy Yoo.
(2)	Refers to Paul Kang, who served as co-Chief Executive Officer until February 27, 2025.
(3)	Refers to former CEO Jung Sang (Michael) Kim.
(4)	Refers to former CEO Matthias G. Schroff.
(5)	No adjustments made for Mr. Yoo, Mr. Kang, or Mr. Kim because they were not granted any equity awards.
(6)
For 2025, includes Seung Ik Baik and Jiyoung Hwang, subject to final determination of named executive officer status. For 2024, includes Seung Ik Baik and Jiyoung Hwang. For 2023, includes Elias Papadimas and Sarah Longoria.

No adjustments to the total compensation reported in the Summary Compensation Table for 2025 were required as no equity awards were granted during 2024 and no equity awards vested or were forfeited during 2025.
Adjustments for Dr. Schroff in 2023 from total compensation reported in the SCT totaled $295,770, made up of an addition of $301,912 representing the fair value of equity awards as of the date of his separation, and a subtraction of $6,142 representing the fair value as of the end of 2022 of equity awards that were forfeited in connection with his separation. Adjustments for the average of non-PEO named executive officers in 2023 from total compensation reported in the SCT totaled $6,860, made up of an addition of $9,057 representing the average fair value of equity awards as of the date of the separations of the former named executive officers, and a subtraction of $2,197 representing the average fair average as of the end of 2022 of equity awards that were forfeited in connection with the separations.
Compensation Actually Paid versus Company Total Shareholder Return
Compensation actually paid (“CAP”) to our former PEOs (Mr. Kang, Mr. Kim, and Dr. Schroff) and the non-PEO named executive officers decreased from 2024 to 2023. The Company’s stock price increased at the end of 2024 as a result of the common stock purchase agreements, causing a significant increase in TSR. There is no relationship between the stock price increase and CAP decrease. The CAP of our former CEO, and immediately preceding former PEO, bear no relation to TSR as they received fixed salaries.
Compensation Actually Paid versus Company Net Income (Loss)
CAP to our former PEOs (Mr. Kang, Mr. Kim, and Dr. Schroff) and the non-PEO named executive officers decreased from 2024 to 2023. The Company’s net loss decreased substantially from 2024 to 2023. This decrease was due to higher costs in 2023 from separation pay of these former executives and related stock based compensation expense, payroll and related benefits, legal and consulting fees, facility and lease costs as a result of the transitional state of our business. The CAP of our current CEO, and immediately preceding former PEO, bear limited relation to net income (loss) as they received fixed salaries.

AUDIT COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission (the “SEC”) and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee, in place prior to March 27, 2026, reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with CBIZ, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from CBIZ required by applicable requirements of the PCAOB regarding CBIZ’s communications with the Audit Committee concerning independence, and has discussed with CBIZ the firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Per the Form 8-K filed on September 9, 2025, on September 8, 2025, the Board appointed Sangjin Yeo and Aejin Hwang to the Board and also appointed these two directors to the Audit Committee of the Board, and appointed Mr. Yeo as the Chairman of the Audit Committee. Per the Form 8-K filed on March 25, 2026, Sangjin Yeo resigned from the Board and the Audit Committee effective as of March 27, 2026. Per the Form 8-K filed on April 8, 2026, the Board appointed Yoontae Han to serve as a director of the Company, effective as of April 8, 2026, until a successor has been duly elected and qualified or until his earlier death, resignation or removal, as a director of the Company. The Board also appointed Mr. Han to the Audit Committee of the Board. In addition, the Board appointed Dongho Lee, a current member of the Audit Committee, to serve as Chair of the Audit Committee.

Audit Committee, current

Yoontae Han (Chair)

Dongho Lee

Gyeung Seog Cheon

Audit Committee, prior to March 27, 2026

Sangjin Yeo (Chair)

Dongho Lee

Gyeung Seog Cheon

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of materials, please notify your broker or the Company. Direct your written request to our Corporate Secretary, c/o Exicure, Inc., 103 Foulk Road, Suite 202, Wilmington, DE 19803. Stockholders who currently receive multiple sets of the materials at their addresses and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, certain stockholder proposals may be eligible for inclusion in our 2027 proxy statement. Any such proposal must be submitted in writing by July 15, 2027, (120 calendar days before the one-year anniversary of the date on which this Proxy Statement was first released to stockholders) to our Corporate Secretary, c/o Exicure, Inc., at 103 Foulk Road, Suite 202, Wilmington, DE 19803. If we change the date of our 2027 Annual Meeting of Stockholders by more than thirty days from the date of the previous year’s annual meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that if you wish to submit a proposal that is not to be included in the proxy statement for our 2027 Annual Meeting of Stockholders or nominate a director, a timely written notice of a stockholder proposal must be delivered to, or mailed and received by, our Corporate Secretary, c/o Exicure, Inc., at 103 Foulk Road, Suite 202, Wilmington, DE 19803, no earlier than August 4, 2027 (120 days prior to the first anniversary of our 2026 Annual Meeting) and no later than the close of business on September 3, 2027 (90 days prior to the first anniversary of our 2026 Annual Meeting of Stockholders), which notice must contain the information specified in our bylaws. If we change the date of our 2027 Annual Meeting of Stockholders by more than 30 days before, or more than 60 days after, the one-year anniversary of the 2026 Annual Meeting of Stockholders, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the 90th day prior to our 2027 Annual Meeting of Stockholders or, if later, the 10th day following the day on which certain public disclosure as described in our bylaws of the meeting date is made. The public announcement of an adjournment or postponement of the 2027 Annual Meeting of Stockholders does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Proxy Statement. You are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for our 2027 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 3, 2027 (60 calendar days prior to the anniversary of the previous year’s annual meeting date, or, if the date of the 2027 annual meeting has changed by more than 30 calendar days from the anniversary of the 2026 annual meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 annual meeting is first made). Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our bylaws as described above.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Jung Soo Kim
Chief Executive Officer and President

November [●], 2026

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 25, 2026, is available without charge upon request to: Corporate Secretary, c/o Exicure, Inc., at 103 Foulk Road, Suite 202, Wilmington, DE 19803, or by phone, at (847) 673-1700.

Annex A

EXICURE, INC.

2026 OMNIBUS INCENTIVE PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Exicure, Inc. 2026 Omnibus Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors, Non-Employee Directors and Consultants of Exicure, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards, and Dividend Equivalent Rights.

“Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the compensation committee of the Board responsible for overseeing, reviewing, and approving the Company’s executive compensation and benefit programs and for administering the Company’s equity incentive plans.

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on ordinary cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares of stock had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 20.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”), The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Share Award” means an Award denominated in shares of Stock that is earned, in whole or in part, upon the attainment of one or more pre-established performance goals over a specified performance period and that may be settled in shares of Stock or cash, as determined by the Administrator and set forth in the applicable Award Agreement.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of Stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company. Notwithstanding the foregoing, if the term “Sale Event” is being used in a context where it is required to meet the definition of “change in control” under Section 409A of the Code, then a “Sale Event” shall not be deemed to have occurred under the foregoing definition unless the transaction or occurrence constitutes a change in control for purposes of Section 409A of the Code.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, officer, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Stock” means the Common Stock of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

2.1	Administration of Plan.

The Plan shall be administered by the Administrator.

2.2	Powers of Administrator.

The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(a)	to select the individuals to whom Awards may from time to time be granted;

(b)

to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(c)	to determine the number of shares of Stock to be covered by any Award;

(d)

to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Agreements;

(e)

to accelerate the exercisability or vesting of all or any portion of any Award in connection with the death of a grantee, disability of a grantee, or actual or constructive discharge of a grantee following a Sale Event;

(f)	subject to the provisions of Section 5.3, to extend at any time the period in which Stock Options and Stock Appreciation Rights may be exercised;

(g)

at any time, to alter any performance goals upon which grant, vesting, exercise, settlement or payment of any Award is contingent, to reflect material changes in circumstances, as determined by the Administrator in its discretion; and

(h)

at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

2.3	Award Agreement.

Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

2.4	Indemnification.

Neither the Board nor the Administrator, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

2.5	Foreign Award Recipients.

Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3.1 hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.  STOCK ISSUABLE UNDER THE PLAN

3.1	Stock Issuable.

The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 981,899 shares of Stock, which is equal to fifteen percent (15%) of the shares of Stock issued and outstanding as of October 27, 2026 (the “Initial Limit”). On January 1, 2027 and on each January 1st thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by the number of shares of Stock, if any, necessary to cause the total number of shares of Stock reserved for issuance under the Plan to equal fifteen percent (15%) of the number of shares of Stock issued and outstanding on the immediately preceding December 31, or such lesser number of shares of Stock as determined by the Administrator prior to such January 1st (the Initial Limit, as so increased from time to time, the “Limit”). The Limit is subject to adjustment as provided in this Section 3. The maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed 981,899 shares of Stock, subject to adjustment as provided in Section 3.2. For purposes of this limitation, the shares of Stock underlying any awards under the Plan that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

3.2	Changes in Stock.

Subject to Section 3.3 hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options and the limit set forth in Section 3.7, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding, and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

3.3	Mergers and Other Transactions.

In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may otherwise be provided in the applicable Award Agreement, the Administrator may, in its discretion, provide for the acceleration of vesting or exercisability of any Award, in whole or in part, in connection with a Sale Event. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock

Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards. In making determinations for the treatment of outstanding Awards in connection with a Sale Event, the Administrator shall not be obligated to treat all Awards or Award holders in the same way.

3.4	Maximum Awards to Non-Employee Directors.

Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year for service as a Non-Employee Director shall not exceed $500,000 in the aggregate. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with FASB ASC 718 or any successor accounting standard, excluding the impact of estimated forfeitures related to service-based vesting provisions.

3.5	Maximum Awards to Executive Officers.

Notwithstanding anything to the contrary in this Plan, the aggregate grant-date fair value of all Awards granted under this Plan and all other cash compensation paid by the Company to any individual serving as a Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Chief Strategy Officer, Chief Scientific Officer or other C-level executive officer of the Company in any calendar year shall not exceed $1,500,000 in the aggregate. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with FASB ASC 718 or any successor accounting standard, excluding the impact of estimated forfeitures related to service-based vesting provisions. Compensation subject to this limitation may consist of cash compensation, equity-based compensation or a combination thereof.

3.6	Termination of Prior Equity Plans.

Upon the Effective Date, each equity compensation plan previously maintained by the Company and identified by the Administrator (collectively, the “Prior Plans”) shall terminate and no further awards shall be granted under any Prior Plan. Any awards outstanding under a Prior Plan as of the Effective Date shall remain outstanding and continue to be governed by the terms of the applicable Prior Plan and award agreement. Any shares that remain available for issuance under a Prior Plan as of the Effective Date, and any shares that thereafter become available under a Prior Plan as a result of forfeiture, cancellation, expiration or termination of outstanding awards, shall not be added to, or become available for issuance under, this Plan.

3.7	Maximum Awards to Individual Grantees.

Notwithstanding anything to the contrary in this Plan, the maximum aggregate number of shares of Stock subject to Awards granted to any one individual under the Plan shall not exceed ten percent (10%) of the Limit, as in effect from time to time, subject to adjustment as provided in Section 3.2.

SECTION 4.  ELIGIBILITY

Grantees under the Plan will be such employees, officers, directors, Non-Employee Directors and Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, officers, directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company, in consultation with its legal counsel, has determined that such Awards are exempt from or otherwise comply with Section 409A.

SECTION 5.  STOCK OPTIONS

5.1	Award of Stock Options.

The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any parent that is a “parent corporation” or Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

5.2	Exercise Price.

The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

5.3	Option Term.

The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

5.4	Exercisability; Rights of a Stockholder.

Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

5.5	Method of Exercise.

Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods, as permitted in the sole discretion of the Administrator, except to the extent otherwise provided in the Option Award Agreement:

(a)	in cash, by certified or bank check or other instrument acceptable to the Administrator;

(b)

through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(c)

by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

5.6	Annual Limit on Incentive Stock Options.

To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.  STOCK APPRECIATION RIGHTS

6.1	Award of Stock Appreciation Rights.

The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

6.2	Exercise Price of Stock Appreciation Rights.

The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

6.3	Grant and Exercise of Stock Appreciation Rights.

Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

6.4	Terms and Conditions of Stock Appreciation Rights.

Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees..

SECTION 7.  RESTRICTED STOCK AWARDS

7.1	Nature of Restricted Stock Awards.

The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

7.2	Rights as a Stockholder.

Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares but not with respect to the receipt of dividends with respect the Restricted Shares (unless otherwise provided in an Award Agreement). Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7.4 below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7.4 below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

7.3	Restrictions.

Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 17 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at their original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

7.4	Vesting of Restricted Shares.

The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8.  RESTRICTED STOCK UNITS

8.1	Nature of Restricted Stock Units.

The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the

Award Agreement) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock or cash in the sole discretion of the Company. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

8.2	Rights as a Stockholder.

A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his or her Restricted Stock Units, subject to the provisions of Section 12 and such terms and conditions as the Administrator may determine.

8.3	Termination.

Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 17 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.  PERFORMANCE SHARE AWARDS

9.1	Nature of Performance Share Awards.

The Administrator may grant Performance Share Awards under the Plan. A Performance Share Award is an Award denominated in shares of Stock that is earned, in whole or in part, upon the attainment of one or more pre-established performance goals, performance criteria or other objective measures established by the Administrator. The Administrator shall determine the number of shares of Stock subject to a Performance Share Award, the applicable performance period, the performance goals and levels of achievement applicable to the Award, and such other terms and conditions as the Administrator shall determine. The terms and conditions of each Performance Share Award shall be set forth in the applicable Award Agreement and may differ among individual Awards and grantees.

9.2	Settlement of Performance Share Awards.

Following completion of the applicable performance period, the Administrator shall determine the extent to which the applicable performance goals have been achieved and the number of shares of Stock, if any, earned under the Performance Share Award. A Performance Share Award may be settled in shares of Stock, cash or a combination thereof, as determined by the Administrator at the time of grant and set forth in the applicable Award Agreement. Unless otherwise provided in the applicable Award Agreement, settlement shall occur as soon as practicable following the Administrator’s determination and in all events in a manner intended to comply with or be exempt from Section 409A.

9.3	Rights as a Stockholder.

A grantee shall have no rights as a stockholder with respect to a Performance Share Award unless and until shares of Stock are issued in settlement of the Award; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the shares of Stock subject to the Performance Share Award, subject to Section 12 and such terms and conditions as the Administrator may determine.

9.4	Termination.

Except as may otherwise be provided by the Administrator in the applicable Award Agreement or, subject to Section 17 below, in writing after the Award is granted, a grantee’s rights in any Performance Share Award that has not been earned and vested shall automatically terminate upon the grantee’s termination of employment or cessation of Service Relationship with the Company and its Subsidiaries for any reason.

SECTION 10.  UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 11.  CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 12.  DIVIDEND EQUIVALENT RIGHTS

12.1	Dividend Equivalent Rights.

The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or a Performance Share Award, or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units or a Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such Award, and shall expire or be forfeited or annulled under the same conditions as such Award.

12.2	Termination.

Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 17 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 13.  TRANSFERABILITY OF AWARDS

13.1	Transferability.

Except as provided in Section 13.2 below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

13.2	Administrator Action.

Notwithstanding Section 13.1, the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

13.3	Family Member.

For purposes of Section 13.2, “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

13.4	Designation of Beneficiary.

To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 14.  TAX WITHHOLDING

14.1	Payment by Grantee.

Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amount received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

14.2	Payment in Stock.

The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 15.  SECTION 409A AWARDS; SECTION 280G CUTBACK

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A. The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Notwithstanding any provision of this Plan to the contrary, if any payment or benefit that a Participant would otherwise receive from the Company pursuant to an Award under the Plan or otherwise (a “Payment”) would (a) constitute a “parachute payment” within the meaning of Section 280G of the Code and (b) but for this paragraph, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount (as defined below). The “Reduced Amount” will be either (1) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (2) the entire Payment, whichever amount after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate, net of the maximum reduction in federal income taxes which could be obtained from a deduction of such state and local taxes), results in Participant’s receipt, on an after-tax basis, of the greatest amount of the Payment. If a reduction is to be made, the Payment or Payments to which reduction will apply will based on the date as of which the Payment is due, starting with the Payment due latest. In no event will the Company be liable to a Participant for any amounts not paid as a result of the operation of this paragraph (other than for the Company’s obligations to pay the Reduced Amount or the entire Payment, as applicable). The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from the Excise Tax, and the Participant shall be responsible for payment of any Excise Tax (if applicable).

SECTION 16.	TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(a)	a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

(b)

an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by agreement or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 17.  AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3.2 or 3.3, without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 17 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3.2 or 3.3.

SECTION 18.  STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 19.  GENERAL PROVISIONS

19.1	No Distribution.

The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

19.2	Issuance of Stock.

To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

19.3	Stockholder Rights.

Until Stock is deemed delivered in accordance with Section 19.2, no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

19.4	Other Compensation Arrangements; No Employment Rights.

Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

19.5	Trading Policy Restrictions.

Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

19.6	Clawback/Repayment.

All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or Committee and as in effect from time to time; and (ii) applicable law. Further, to the extent that the grantee receives any amount in excess of the amount that the grantee should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the grantee may be required to repay any such excess amount to the Company at the discretion of the Board or Committee.

19.7	Fractional Shares.

No fractional Stock shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Stock, or whether such fractional Stock or any rights thereto shall be canceled, terminated or otherwise eliminated.

SECTION 20.  EFFECTIVE DATE OF PLAN

This Plan shall become effective immediately following approval by the stockholders in accordance with applicable law, the Company’s Bylaws and Certificate of Incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 21.  GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles, except to the extent preempted by federal law.

DATE APPROVED BY BOARD OF DIRECTORS:

DATE APPROVED BY STOCKHOLDER:

ANNEX B

FORM OF CERTIFICATE OF AMENDMENT

SHARE INCREASE PROPOSAL

Exicure, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.  The name of the Corporation is Exicure, Inc. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on February 6, 2017 under the original name of the Corporation, Max-1 Acquisition Corporation, and was amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on September 26, 2017 and was further amended by the Certificate of Merger filed with the Secretary of State of the State of Delaware on September 26, 2017. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 15, 2017, was amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on June 29, 2022, and was amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on August 27, 2024 (the “Certificate of Incorporation”).

2.  The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Section 242 of the DGCL, adopted resolutions amending Section A of Article IV of the Certificate of Incorporation as follows:

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 400,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 10,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

3.  The foregoing amendment to the Certificate of Incorporation was duly approved by the Board.

4.  Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

5.  This amendment to the Certificate of Incorporation shall be effective as of 5:00 p.m., Central Time, on [ ], 2026.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be signed by its duly authorized officer on the [ ] day of [ ], 2026.

/s/
Jung Soo Kim
Chief Executive Officer and President

B-1

exicure PO. BOX 2016,CARY, NC 27512-990 PRELIMINARY COPY Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. X Exicure, Inc. Annual & Special Meeting of Stockholders For Stockholders of record as of November 3, 2026 Wednesday, December 2, 2026 5:00 PM, Central Time Annual & Special Meeting to be held live via the Internet - please visit www.proxydocs.com/XCUR for more details Internet: www.proxypush.com/XCUR • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-311-6774 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 5:00 PM, Central Time, December 2, 2026. This proxy is being solicited on behalf of the Board of Directors Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage paid envelope provided The undersigned here by appoints Jung Soo Kim and Gyuyeob Lee (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Exicure, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved exicure Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3, 4 AND 5 Exicure, Inc. Annual & Special Meeting of Stockholders 1. PROPOSAL To elect the two (2) nominees for Class III directors named in the accompanying proxy statement (the “Proxy Statement”) to hold office until the 2029 Annual Meeting of Stockholders or until their successors are duly elected 1.01 Go Jin Young 1.02 Han Eul Seok 2. 3. 4. 6. To ratify the selection by the Audit Committee of the Board of Directors of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock, and/or securities exercisable for shares of the Company’s common stock, pursuant to one or more future private financing transactions To adopt a 2026 omnibus equity incentive plan To approve an amendment to the Charter to increase the number of our authorized shares of common stock from 200,000,000 shares to 400,000,000 and to make a corresponding change to the number of authorized shares of capital stock To conduct any other business properly brought before the Meeting or any adjournments or postponements thereof ☐ YOUR VOTE BOARD OF DIRECTORS RECOMMENDS WITHHOLD FOR FOR AGAINST ABSTAN FOR FOR ☐ You must register to attend the meeting online and/or participate at www.proxydocs.com/XCUR Authorized Signatures-Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees administrators, etc, should indude title and authority. Corporations should provide full name of corporation and title of authorized officer signing the ProxyVote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date FOR FOR